Exhibit 10.5
   Fourth Amendment to the NBT Bancorp Inc. 401(k) and Employee Stock Ownership
                                      Plan
                           effective January 1, 2002.


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                                FOURTH AMENDMENT
                                       TO
            NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

     WHEREAS, NBT BANCORP INC. (the "Employer") sponsors and maintains the NBT BANCORP INC. 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") for the benefit of certain of its employees; and

     WHEREAS, Section 11.1 of the Plan authorizes the Employer to amend the Plan; and

     WHEREAS, the Employer desires to amend the Plan to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan yeas beginning after December 31, 2001.

     NOW  THEREFORE,  the Plan is amended, effective January 1, 2002 as follows:

1.  Section  1.14  shall  be  amended  to  increase  the  Compensation  Limit.

     The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

2.  Section  4.9  shall  be  amended to change the limitations on contributions.

Except to the extent permitted under Section 7 of this amendment and Code
                              Section 414(v), if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

          (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or

          (b) 100 percent of the participant's compensation, within the meaning of Code Section 415(c)(3), for the limitation year. The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Sections 401(h) or 419A(f)(2)), which is otherwise treated as an annual addition.

3. Sections 4.2(e) and 9.2(b) shall be amended to change the suspension period for elective deferrals following a hardship distribution from twelve months to six months.

4. Section 10.12 shall be amended to change the definition of an eligible rollover distribution.

          For purposes of the direct rollover provisions under Section 10.12 of the Plan, any amount distributed on account of hardship after December 31, 2001 shall not be an "Eligible Distribution" and therefore, the distributee may not elect to have any portion of such a distribution paid directly to an "Eligible Plan".

5.   Section 8.1 shall be amended to change the involuntary cash-out rules.

          For purposes of the involuntary cash-out provisions under Section 8.1, in determining the value of a Participants or Former Participants Combined Account, after December 31, 2001, the value shall be


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          determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the
          Participant's or Former Participant's account balance as so determined is $5,000 or less, the plan shall immediately distribute the Participant's or Former Participant's nonforfeitable account balance.


6. Section 4.2(a) shall be amended with regard to the maximum salary reduction contributions.

          No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Section 7 of this amendment and Code Section 414(v), if applicable.

7.   Section 4.2(j) shall be added to the Plan to deal with Catch-Up
     Contributions.

          All employees who are eligible to make elective deferrals under this Plan and who have attained age fifty before the close of the plan year effective January 1, 2002 shall be eligible to make catch-up contributions in accordance with and subject to the limitations of,
          Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g), 401(k)(3), 410(b), 415 and 416, as applicable, by reason of the making of such catch-up contributions.

8. Section 4.4(o) shall be added to the Plan to deal with ESOP Dividend Reinvestment.

          Each Participant shall, upon first becoming eligible to participate in the Plan pursuant to Sec.3.1, and on an annual basis thereafter, with respect to the cash dividends on Company Stock held in his Company Stock Account that are credited to his Other Investments Account in accordance with Sec.4.4(c), have the option to:

          (1) receive payments from the Plan of such cash dividends as soon as administratively practicable following the crediting thereof, but in no event later than 90 days following the close of the Plan Year in which such cash dividends were credited to the Participant's Other Investments Account; or

          (2) have such cash dividends re-invested in his Company Stock Account in the Plan as soon as administratively practicable following the crediting thereof, but in no event later than the date such cash dividends would have otherwise been paid as provided for in paragraph (1) above, (the "default election").

          Cash dividends re-invested in a Participant's Company Stock Account in accordance with Sec.4.4(o)(2) above and Code Sec.404(k)(2)(A)(iii)(II) shall not be treated as: (1) annual additions for purposes of Code Sec.415; or (2) Elective Contributions for purposes of Code Sec.401(k); or (3) Employee contributions for purposes of Code Sec.401(m) and Article IV of the Plan.

          The Plan Administrator shall institute and adopt such administrative procedures pursuant to and in accordance with Sec.2.4, which shall be applied in a uniform and nondiscriminatory manner, as necessary to provide for Participant elections and the payment and re-investment of cash dividends on Company Stock. Such procedures shall provide that:

               (i) a Participant may only make one irrevocable election with respect to the cash dividends to be credited to his Other Investments Account in a given Plan Year, made prospectively at the beginning of such Plan Year or upon first becoming eligible to participate in the Plan; and


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               (ii) a Participant's election shall remain in effect for all subsequent Plan Years until the Participant makes a new election or his entire Vested account balance is distributed to him; and

               (iii) if a Participant fails to make an election upon first becoming eligible to participate in the Plan, or, if later, the effective date of this provision, then he shall be deemed to have elected to re-invest cash dividends as provided for in paragraph (2) above, and such default election shall remain in effect in accordance with paragraph
                    (ii) above.

          Notwithstanding the above, for the Plan Year beginning January 1, 2001 and ending December 31, 2001, a Participant's election to receive or re-invest cash dividends for such Plan Year as described herein shall be made after December 31, 2001 and before March 31, 2002. Furthermore, if a Participant elects to receive payment of such cash dividends credited to his Other Investments Account for the 2001 Plan Year in accordance with paragraph (1) above, a single sum payment of all such dividends credited for the year shall be paid to the Participant after December 31, 2001 and before March 31, 2002.

9.   Section 8.16 shall be deleted in its entirety and Sections 8.17 through
     8.19 shall be renumbered accordingly.

                                        NBT BANCORP INC.

                                        By: /s/ Jane Neal
                                        Title: Executive Vice Pres.
                                        Date: 12/13/2001


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